UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2019
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801		46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

7628 Thorndike Road	Greensboro	North Carolina	27409-9421
(Address of Principal Executive Offices)			(Zip Code)

(336) 664-1233
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved awards of service-based restricted stock units (“Awards”) for fiscal year 2020 in accordance with the Qorvo, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”), to each of the Company’s named executive officers in the amounts shown in the table below. The Awards are expected to vest over a four-year period, with 25% vesting on each anniversary of the Award date. The fair market value for each share of restricted stock underlying each Award was established by the Committee in accordance with the 2012 Plan at $68.15 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on August 5, 2019. On August 6, 2019, the Committee also increased, effective as of March 31, 2019, Mr. Fego’s target short-term incentive award opportunity under the Company’s Short-Term Incentive Plan to 90% of his base salary.

Name	Service-Based Restricted Stock Units

Robert A. Bruggeworth	35,216
President and Chief Executive Officer

Mark J. Murphy	9,685
Chief Financial Officer

Steven E. Creviston	11,739
Corporate Vice President and
President of Mobile Products

James L. Klein	8,804
Corporate Vice President and
President of Infrastructure and Defense Products

Paul J. Fego	13,206
Corporate Vice President of Global Operations

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on August 6, 2019. The stockholders of the Company (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of the Company's named executive officers, and (iii) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 28, 2020.

The final voting results with respect to each of the three proposals are set forth below.

Proposal 1. To elect the nine directors named in the Company's proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Nominee	Voted For	Withheld	Broker Non-Votes
Ralph G. Quinsey	97,908,969	1,357,579	11,151,964
Robert A. Bruggeworth	98,151,779	1,114,769	11,151,964
Jeffery R. Gardner	88,566,356	10,700,192	11,151,964
John R. Harding	98,139,264	1,127,284	11,151,964
David H. Y. Ho	97,935,383	1,331,165	11,151,964
Roderick D. Nelson	98,192,195	1,074,353	11,151,964
Dr. Walden C. Rhines	95,528,944	3,737,604	11,151,964
Susan L. Spradley	95,993,752	3,272,796	11,151,964
Walter H. Wilkinson, Jr.	85,015,906	14,250,642	11,151,964

Proposal 2. To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
94,141,442	4,978,775	146,331	11,151,964

Proposal 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 28, 2020.

For	Against	Abstain
110,093,440	224,907	100,165

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    August 12, 2019